UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Waste Connections, Inc.

(Exact name of registrant as specified in its charter)

Ontario, Canada	98-1202763
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

6220 Hwy 7, Suite 600

Woodbridge

Ontario L4H 4G3

Canada

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which each class is to be registered
Common Shares, no par value	NYSE Texas, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

This Form 8-A is being filed by Waste Connections, Inc. (the “Registrant”) in connection with the supplementary listing of the Registrant’s common shares, no par value (the “Common Shares”), with NYSE Texas, Inc. (the “NYSE Texas”). The Registrant is maintaining its listings on the New York Stock Exchange and Toronto Stock Exchange, where the Common Shares trade under the symbol “WCN”.

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Common Shares set forth in Exhibit 4.1 to the Registrant’s Form 10-K, filed with the Securities and Exchange Commission on February 13, 2025, as such description may be amended or supplemented from time to time, is incorporated herein by reference.

The Registrant expects its Common Shares to commence trading on the NYSE Texas on June 18, 2025, under the symbol “WCN”.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits to Form 8-A, no exhibits are required to be filed with this Form 8-A because no other securities of the Registrant are listed on the NYSE Texas, and the Common Shares are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE CONNECTIONS, INC.

Date: June 17, 2025	By:	/s/ Mary Anne Whitney
Mary Anne Whitney
Executive Vice President and Chief Financial Officer